EXHIBIT 99.1

Left Behind Games Inc. – Important Communication from the CEO

Dear Fellow Stockholders:

The purpose of this letter is to inform you that today’s change in auditing firms is the result of a significant reduction in accounting fees. Because this decision has been made so close to our financial SEC filing deadline, for our quarterly results ending September 30, 2008, I wanted to provide all shareholders the information of how this decision was made as a cost-reduction measure and is not a reflection of our most recent quarterly results. Although our financials will soon be reviewed by our new audit firm and announced, I can preliminarily tell you that our quarter ending September 30, 2008 represents our best quarterly results since we brought our games to market nearly 2 years ago.

Should you have any questions, I can be reached at (951) 634-5457.

Very kindly,

Troy Lyndon /s

Chief Executive Officer

Inspired Media Entertainment

Left Behind Games Inc.

troy@inspiredmedia.com

(951) 634-5457 Direct

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2006, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.